UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2012

Penson Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

001-32878	Delaware	75-2896356
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400

Dallas, Texas 75201

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(214) 765-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 26, 2012, Penson Worldwide, Inc. (the “Company”) announced that it intends to voluntarily terminate the listing of its common stock on The NASDAQ Global Market by filing a From 25 with the Securities and Exchange Commission (the “SEC”) on or about October 8, 2012. As previously announced, the Company is not in compliance with NASDAQ’s continuing listing requirements due to inability to maintain a minimum bid price of $1.00 , a minimum market value of publicly held shares of $5 million, and a minimum stockholders’ equity of $10 million. Accordingly, the Company expects its common stock will be delisted from The NASDAQ Global Market. To ensure an orderly delisting process, the Company has decided to voluntarily terminate the listing of its common stock on The NASDAQ Global Market by filing a Form 25 with the SEC on or about October 8, 2012. Following the completion of the delisting process, the Company intends to deregister its common stock under the Securities Exchange Act of 1934, as amended and cease filing reports with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated September 26, 2012 of Penson Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penson Worldwide, Inc.

Date: September 26, 2012	By:	/s/ Daniel P. Son
Daniel P. Son
Chief Executive Officer